UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 12, 2018

ALEXANDER’S, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2018, Alexander’s, Inc. (the “Company”) completed a $252.5 million refinancing of its 609,000 square foot Rego Park II shopping center located in Queens, New York. The interest-only loan is at LIBOR plus 1.35%, currently 3.77%, and matures in December 2025. The proceeds of the new loan were used to repay the existing loan of the same amount, which bore interest at LIBOR plus 1.85% and was scheduled to mature in January 2019.
The Company continued to hold a $195.7 million participation in the $252.5 million loan at LIBOR plus 1.35%. The participation in the previous loan earned interest at LIBOR plus 1.60%.
On December 14, 2018, the Company issued a press release describing the transaction.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein into this Item 2.03.

Item 9.01.          Financial Statements and Exhibits.

(d)        Exhibits.
99.1      Press Release, dated December 14, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Financial Officer

Date: December 14, 2018

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